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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Amendment No. 2 to Registration Statement (Form S-4 No. 333-134928) and related Prospectus of VeriFone Holdings, Inc. for the registration of 13,397,462 shares of its common stock and to the incorporation by reference therein of our report dated February 8, 2006, with respect to the consolidated financial statements of Lipman Electronic Engineering Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 9, 2006.

Tel Aviv, Israel August 8, 2006	/s/ KOST FORER GABBAY & KASIERER Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM